Exhibit 99.1

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Pricing of $325 Million of Senior Unsecured Notes

NEW YORK, June 10, 2019 /PRNewswire/ — W. P. Carey Inc. (NYSE: WPC) announced today that it has priced an underwritten public offering of $325 million aggregate principal amount of 3.850% Senior Notes due July 15, 2029 (the “Notes”).  The Notes were offered at 98.876% of the principal amount.

Interest on the Notes will be paid semi-annually on January 15 and July 15 of each year, beginning on January 15, 2020.  The offering of the Notes is expected to settle on June 14, 2019, subject to customary closing conditions.  W. P. Carey Inc. intends to use the net proceeds from this offering to reduce amounts outstanding under its unsecured revolving credit facility, which was used in part to repay secured mortgage debt outstanding, and for general corporate purposes.

Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc. acted as joint book-running managers for the Notes offering.

A registration statement relating to the Notes has become effective under the Securities Act of 1933, as amended (the “Securities Act”).  The offering is being made by means of a prospectus supplement and prospectus.  Before making an investment in the Notes, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about W. P. Carey Inc. and the offering.  Potential investors may obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov.  Alternatively, potential investors may obtain copies, when available, by contacting: Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, by telephone at 1-800-645-3751 or by email at wfscustomerservice@wellsfargo.com; BofA Securities, Inc. at 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, by telephone at 1-800-294-1322 or by email at dg.prospectus_requests@baml.com; or J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY, 10179, Attn: Investment Grade Syndicate Desk, 3rd Floor, or by telephone at (212) 834-4533.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Any offer or sale of the

Notes will be made only by means of a prospectus supplement relating to the offering and the accompanying prospectus.

W. P. Carey Inc.

W. P. Carey Inc. is a diversified real estate investment trust and a leading owner of commercial real estate, net leased to companies located primarily in North America and Europe on a long-term basis. Through its investment management business, W. P. Carey Inc. also manages certain non-traded investment programs.

Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act, and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey Inc. and the Issuer, and may be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements represent W. P. Carey Inc. and the Issuer’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the companies. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others, risks associated with the offering of the Notes, including whether such offering of the Notes will be successful and on what terms it may be completed; the risk factors set forth in W. P. Carey Inc.’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC; and other factors over which it has little or no control. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey Inc. does not undertake any obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.